UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2020

LILIS ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Main St, Suite 700
Fort Worth, TX 76102
(Address of principal executive office, including zip code)
(817) 585-9001
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Securities registered pursuant to Section 12(b) of the Act

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LLEX	NYSE American

Item 8.01    Other Events.

Lilis Energy, Inc. (the “Company”) is providing the following update on the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”). In accordance with the U.S. Securities and Exchange Commission’s (the “SEC”) order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies, dated March 25, 2020 (Release No. 34-88465) (the “Order”), the Company will delay the filing of its Quarterly Report.

Due to the outbreak and spread of the COVID-19 coronavirus, and to comply with the recommendations of local and state government and health authorities, the Company has temporarily closed its office and is having employees work remotely in order to minimize exposure and risk to its employees, which has caused certain disruptions in the Company’s day-to-day operations. The COVID-19 coronavirus has also caused significant disruptions in communications and interactions between the Company and its professional advisors. These disruptions in the Company’s operations, staffing, communications and access to personnel resulted in delays, limited support and insufficient time to prepare and complete the Quarterly Report.

Based on the foregoing, the Company expects to file its Quarterly Report no later than June 29, 2020, which is 45 days after the original due date of its Quarterly Report.

In addition, the Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor, as may be updated to reflect subsequent events:

The Company has been adversely affected by the recent coronavirus outbreak and is likely to continue to be adversely affected for a significant period of time.

The outbreak of the COVID-19 coronavirus, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is causing severe disruptions in the worldwide economy, including the global demand for oil and natural gas, which has disrupted our business and operations. A pandemic, including the COVID-19 coronavirus or other public health epidemic, poses the risk that we or our employees, contractors, suppliers, customers and other partners may be prevented from conducting business activities for an indefinite period of time, including due to spread of the disease within these groups or due to restrictions that may be requested or mandated by governmental authorities, including quarantines of certain geographic areas, restrictions on travel and other restrictions that prohibit employees from going to work. Moreover, since the beginning of January 2020, the COVID-19 outbreak has caused significant disruption in the financial markets both globally and in the United States. The continued spread of COVID-19 and the related mitigation measures has resulted in a significant decrease in business and could cause our oil and natural gas purchasers to be unable to meet existing payment or other obligations to us. The continued spread of COVID-19 and the related mitigation measures could continue to negatively impact the availability of our key personnel necessary to conduct our business. Such a spread could also negatively impact the business and operations of third party service providers who perform critical services for our business. Because the COVID-19 pandemic is continually evolving, the ultimate impact of COVID-19 is highly uncertain. If COVID-19 continues to spread or the response to contain COVID-19 is unsuccessful, we could continue to experience a material adverse effect on our business, financial condition, and results of operations.

Forward-Looking Statements:

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These statements may include, but are not limited to, statements related to the Company’s expectations regarding the potential impact of the COVID-19 coronavirus outbreak and other non-historical statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company.  These risks include, but are not limited to, the risks identified in this Current Report on Form 8-K and in the Company’s Annual Report on Form 10-K and its other filings with the SEC.  Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	May 14, 2020	LILIS ENERGY, INC.

		By:	/s/ Joseph C. Daches
Joseph C. Daches
Chief Executive Officer, President, and Chief Financial Officer